Exhibit 10.2

                            COMMITMENT LETTER
                        Revolving Line of Credit


Insurenational, A.V.V.

June 17, 2003

Mr. Mark Hogan
President
Esesis, Inc.
7345 E. Peakview
Centennial, CO 80111

Dear Mark:

As we discussed by telephone this morning, Insurenational ("Lender") is pleased to offer Esesis, Inc. ("Borrower") a $100,000 line of credit for working capital purposes. The interest rate on borrowings under this line of credit will be charged at 3% over prime lending rate as published in the Wall Street Journal from time to time, provided however, that said interest rate will never exceed the maximum rate allowed by law.

The term of this approval shall be for one year from the date of acceptance, and renewable at Insurenational's option, for one year terms there after.

In addition, the line will be subject to the following conditions:

1.   The minimum draw on the line at anytime is $5,000.

3. Aggregate total short term borrowings from all sources will not exceed $250,000.

4. The company [will not] may create a lien or security interest of any kind against its inventory.

[5. The Line of Credit will be collateralized by a security interest in all of the Borrower's Accounts, Chattel Paper, Documents, General
Intangibles, Goods, including Equipment, Inventory and Fixtures, and Instruments, whether now existing or hereafter created.]

6. The Company will submit quarterly financial statements as well as any other financial information that the Lender may reasonably request.

7. The company will continue to maintain a financial condition satisfactory to the Lendor.

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8.   The company will allow periodic audits of its accounts and/or inventories by a Lender representative.

10. The company, will maintain appropriate hazard insurance covering not only real property but also inventory, equipment any work in progress.

If the above approval is acceptable to you, please sign below where indicated and return the original of this letter to my attention. The duplicate is for your files. Please be advised that the expiration date of this approval is July 1, 2003, and that you should sign, date and return the original to me before that date in order for it to be effective.

Your company's growth and potential is certainly impressive and we are looking forward to continuing a mutually satisfactory relationship.

Sincerely,



/s/ Barry Gardner
Barry Gardner
President

BG/dj

Accepted:
Esesis, Inc.

By:                        Date
   -----------------------
     Mark Hogan, President



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